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                                                                   Exhibit 10.22

                                      SM&A

                     AMENDMENT NO. 4 TO EMPLOYMENT AGREEMENT
                                       OF
                                  CATHY L. WOOD

      This Amendment No. 4 to Employment Agreement (this "Amendment") is entered into as of July 12, 2004 by and between SM&A, a California corporation formerly known as Emergent Information Technologies, Inc. ("SM&A"), and Cathy L. Wood ("Employee"), with reference to the following:

A. SM&A and Employee are parties to that certain Employment Agreement effective November 1, 2001, as amended by Amendment No. 1 to Employment Agreement dated as of October 4, 2002, Amendment No. 2 to Employment Agreement dated as of January 30, 2003, and Amendment No. 3 to Employment Agreement dated as of January 20, 2003 (as amended, the "Employment Agreement") pursuant to which Employee has agreed to perform services for SM&A on the terms and conditions set forth therein.

B. Employee and SM&A desire to amend the Employment Agreement to reflect a change in the term of the Employment Agreement and to reflect the correct date of Amendment No. 3 to Employment Agreement.

      NOW, THEREFORE, in consideration of the promises and obligations contained herein and in the Employment Agreement, SM&A and Employee agree to amend the Employment Agreement as follows:

      1. Term. Section 1.2 of the Employment Agreement shall be amended and restated to read in its entirety as follows:

            1.2. This Agreement shall be effective as of November 1, 2001 (the "Effective Date") and shall terminate on December 31, 2006 unless sooner terminated pursuant to the terms set forth below.

      2. Date of Amendment No. 3 to Employment Agreement. The preamble of Amendment No. 3 to Employment Agreement shall be amended to replace the date "January 20, 2003" with the date "January 20, 2004" which new date reflects the correct date of such amendment.

      3. General. Headings used in this Amendment are for convenience only and are not intended to affect the meaning or interpretation of this Amendment. Except as set forth in this Amendment, the Employment Agreement shall remain in full force and effect. The Employment Agreement (as superseded in part by this Amendment), each prior amendment, and this Amendment constitute the entire agreement among the parties with respect to the subject matter hereof and supersede any and all other agreements, either oral or in writing, among the parties with respect to the subject matter hereof. Each party represents and warrants to the other that the Employment Agreement and this

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Amendment constitute the legal, valid and binding obligation of such party, enforceable in accordance with their terms. Any other amendment or modification may only be in a writing executed by all of the parties hereto.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment as of July 12, 2004.

                                      SM&A

                                      By: /s/ Steven S. Myers
                                          -------------------
                                          Steven S. Myers
                                          Chairman and
                                          Chief Executive Officer

                                      /s/ Cathy L. Wood
                                      -----------------
                                      Cathy L. Wood

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